Exhibit 4

TERM LOAN AGREEMENT

dated as of April 8, 2020

among

ALLETE, INC.,
as Borrower,

The Lenders Party Hereto,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

and

COBANK, ACB,
JPMORGAN CHASE BANK, N.A.
and
BANK OF AMERICA, N.A.,
as Co-Documentation Agents

U.S. BANK NATIONAL ASSOCIATION
Lead Arranger and Book Runner

736653273 11074672

Exhibit 4

Page

ARTICLE 1.	DEFINITIONS AND INTERPRETATION 1

SECTION 1.1.	DEFINED TERMS 1

SECTION 1.2.	CLASSIFICATION OF LOANS AND BORROWINGS 20

SECTION 1.3.	TERMS GENERALLY 20

SECTION 1.4.	ACCOUNTING TERMS; GAAP 21

SECTION 1.5.	LIBOR NOTIFICATION 21

SECTION 1.6.	ROUNDING 21

SECTION 1.7.	DIVISIONS 21

ARTICLE 2.	THE CREDITS 22

SECTION 2.1.	COMMITMENTS 22

SECTION 2.2.	LOANS AND BORROWINGS 22

SECTION 2.3.	REQUESTS FOR BORROWINGS 23

SECTION 2.4.	FUNDING OF BORROWINGS 23

SECTION 2.5.	TERMINATION AND REDUCTION OF COMMITMENTS 24

SECTION 2.6.	REPAYMENT OF LOANS; EVIDENCE OF DEBT 24

SECTION 2.7.	PREPAYMENT OF LOANS 25

SECTION 2.8.	PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET‑OFFS 25

SECTION 2.9.	DEFAULTING LENDERS 27

SECTION 2.10.	INCREMENTAL TERM LOANS 27

ARTICLE 3.	INTEREST, FEES, YIELD PROTECTION, ETC 29

SECTION 3.1.	INTEREST 29

SECTION 3.2.	INTEREST ELECTIONS RELATING TO BORROWINGS 29

SECTION 3.3.	FEES 30

SECTION 3.4.	AVAILABILITY OF TYPES OF BORROWINGS; ADEQUACY OF INTEREST RATE 31

SECTION 3.5.	INCREASED COSTS; ILLEGALITY 33

SECTION 3.6.	BREAK FUNDING PAYMENTS 35

SECTION 3.7.	WITHHOLDING OF TAXES; GROSS-UP 35

SECTION 3.8.	MITIGATION OBLIGATIONS 39

SECTION 3.9.	EEA FINANCIAL INSTITUTIONS 39

SECTION 3.10.	PLAN ASSETS; PROHIBITED TRANSACTIONS 40

ARTICLE 4.	REPRESENTATIONS AND WARRANTIES 40

SECTION 4.1.	ORGANIZATION; POWERS 40

SECTION 4.2.	AUTHORIZATION; ENFORCEABILITY 40

SECTION 4.3.	GOVERNMENTAL APPROVALS; NO CONFLICTS 40

SECTION 4.4.	FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE 40

SECTION 4.5.	LITIGATION 41

SECTION 4.6.	ENVIRONMENTAL MATTERS 41

SECTION 4.7.	INVESTMENT COMPANY STATUS 41

SECTION 4.8.	ERISA 41

SECTION 4.9.	DISCLOSURE 41

(i)

Exhibit 4

Page

SECTION 4.10.	SUBSIDIARIES 42

SECTION 4.11.	USE OF PROCEEDS; FEDERAL RESERVE REGULATIONS 42

SECTION 4.12.	ANTI-MONEY LAUNDERING AND ANTI-TERRORISM FINANCE LAWS 42

SECTION 4.13.	FOREIGN CORRUPT PRACTICES ACT 42

SECTION 4.14.	SANCTIONS LAWS 42

ARTICLE 5.	CONDITIONS 43

SECTION 5.1.	EFFECTIVENESS 43

SECTION 5.2.	EACH CREDIT EVENT 44

ARTICLE 6.	AFFIRMATIVE COVENANTS 45

SECTION 6.1.	FINANCIAL STATEMENTS AND OTHER INFORMATION 45

SECTION 6.2.	NOTICES OF MATERIAL EVENTS 46

SECTION 6.3.	LEGAL EXISTENCE 47

SECTION 6.4.	TAXES 47

SECTION 6.5.	INSURANCE 47

SECTION 6.6.	CONDITION OF PROPERTY 47

SECTION 6.7.	OBSERVANCE OF LEGAL REQUIREMENTS 47

SECTION 6.8.	INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS 48

ARTICLE 7.	NEGATIVE COVENANTS 48

SECTION 7.1.	LIENS 48

SECTION 7.2.	MERGER; CONSOLIDATION 50

SECTION 7.3.	TRANSACTIONS WITH AFFILIATES 50

SECTION 7.4.	PERMITTED HEDGE AGREEMENTS 51

SECTION 7.5.	FINANCIAL COVENANT 51

SECTION 7.6.	ANTI-MONEY LAUNDERING AND ANTI-TERRORISM FINANCE LAWS; FOREIGN CORRUPT PRACTICES ACT; SANCTIONS LAWS; RESTRICTED PERSON 51

ARTICLE 8.	EVENTS OF DEFAULT 51

ARTICLE 9.	THE ADMINISTRATIVE AGENT 54

SECTION 9.1.	APPOINTMENT AND AUTHORITY 54

SECTION 9.2.	RIGHTS AS A LENDER 54

SECTION 9.3.	EXCULPATORY PROVISIONS 54

SECTION 9.4.	RELIANCE BY ADMINISTRATIVE AGENT 55

SECTION 9.5.	DELEGATION OF DUTIES 55

SECTION 9.6.	RESIGNATION OF ADMINISTRATIVE AGENT 56

SECTION 9.7.	NON-RELIANCE ON AGENTS AND OTHER LENDERS 56

SECTION 9.8.	NO OTHER DUTIES 57

SECTION 9.9.	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM 57

SECTION 9.10.	CERTAIN ERISA MATTERS 57

(ii)

Exhibit 4

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ARTICLE 10.	MISCELLANEOUS 58

SECTION 10.1.	NOTICES 58

SECTION 10.2.	WAIVERS; AMENDMENTS 59

SECTION 10.3.	EXPENSES; INDEMNITY; DAMAGE WAIVER 60

SECTION 10.4.	SUCCESSORS AND ASSIGNS 62

SECTION 10.5.	SURVIVAL 65

SECTION 10.6.	COUNTERPARTS; INTEGRATION; EFFECTIVENESS 66

SECTION 10.7.	SEVERABILITY 66

SECTION 10.8.	RIGHT OF SET‑OFF 66

SECTION 10.9.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS 67

SECTION 10.10.	WAIVER OF JURY TRIAL 67

SECTION 10.11.	HEADINGS 68

SECTION 10.12.	INTEREST RATE LIMITATION 68

SECTION 10.13.	ADVERTISEMENT 68

SECTION 10.14.	USA PATRIOT ACT 68

SECTION 10.15.	TREATMENT OF CERTAIN INFORMATION 68

SECTION 10.16.	NO FIDUCIARY DUTY, ETC 69

SECTION 10.17.	COBANK EQUITY AND SECURITY 69

SECTION 10.18.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS 70

SECTION 10.19.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS 71

SCHEDULES:

Schedule 2.1	List of Commitments
Schedule 4.5/4.6	Disclosed Matters
Schedule 4.10	List of Subsidiaries

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Credit Request
Exhibit C	Form of Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of U.S. Tax Compliance Certificates

(iii)

Exhibit 4

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of April 8, 2020, is among ALLETE, INC. (the “Borrower”), the Lenders party hereto and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent.
The parties hereto agree as follows:
Article 1.

DEFINITIONS AND INTERPRETATION
Section 1.1.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. For the avoidance of doubt, a Loan that bears interest at a rate determined pursuant to clause (d) of the definition of Alternate Base Rate shall, for all purposes of this Agreement, be deemed to be an ABR Loan and not a Eurodollar Loan.
“Accountants” means PricewaterhouseCoopers, L.L.P. or another registered public accounting firm of recognized national standing.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means U.S. Bank National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning assigned to such term in the preamble.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the LIBO Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%; provided that the LIBO Rate for such day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the LIBO Rate shall be effective from the effective date of such change. If the Alternate

736653273 11074672        ALLETE TERM LOAN AGREEMENT

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Base Rate is being used when Eurodollar Borrowings are unavailable pursuant to Section 3.4, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” has the meaning assigned to such term in Section 4.12.
“Applicable Margin” means (a) with respect to any Eurodollar Loan, 1.70% and (b) with respect to any ABR Loan, 0.70%.
        “Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Arranger” means U.S. Bank National Association, in its capacity as a sole Lead Arranger and Bookrunner hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or in such other form as shall be acceptable to the Administrative Agent.
“Availability Period” means the period from and including July 1, 2020 to but excluding the earlier of the Maturity Date and, if different, the date of termination of the Delayed Draw Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution..
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any

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such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark Replacement” means the sum of: (a) an alternative benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of the LIBO Rate with an alternative benchmark rate, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with an alternative benchmark rate at such time for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by the Administrative Agent from time to time and as may be updated periodically.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the LIBO Rate:
(a)    in the case of clauses (ii), (iii) or (iv) of Section 3.4(b), the later of:

Exhibit 4

(i)    the date of the public statement or publication of information referenced therein and
(ii)    the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate;
(b)    in the case of clause (i) of Section 3.4(b), the earlier of
(i)    the date of the public statement or publication of information referenced therein; and
(ii)    the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders; or
(c)    in the case of clause (v) of Section 3.4(b), the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders.
“Benchmark Transition Event” is defined in Section 3.4(b).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement and the other Loan Documents in accordance with Section 3.4(b) and (z) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes under this Agreement and the other Loan Documents pursuant to Section 3.4(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means ALLETE, Inc., a Minnesota corporation.
“Borrower Financial Statements” has the meaning assigned to such term in Section 4.4(a).

Exhibit 4

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” means with respect to any Person, obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided that no power purchase agreement shall constitute a Capital Lease Obligation.
“Change in Control” means the occurrence of any of the following: (a) the consummation of any transaction the result of which is that any “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 but excluding any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Securities Exchange Act of 1934) of more than 30% of the total voting power in the aggregate of all classes of the Voting Securities of the Borrower then outstanding, (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless (i) such new directors were elected or nominated by a majority of the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period or (ii) the reason for such directors failing to constitute a majority is a result of retirement by directors due to age, death or disability or (c) any event or condition relating to a change of control of the Borrower shall occur which requires or permits the holder or holders of indebtedness of the Borrower in an aggregate principal amount of $35,000,000 or more, or any agent or trustee for such holders, to require payment, purchase, redemption or defeasance of such indebtedness prior to its expressed maturity.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authority, in each case pursuant to Basel III, shall, in each case referred to in the foregoing clauses (x) and (y), be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Effective Date Term Loans, Delayed Draw Term Loans or Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Effective

Exhibit 4

Date Commitment, a Delayed Draw Commitment or Incremental Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“CoBank” means CoBank ACB.
“CoBank Equities” has the meaning assigned to such term in Section 10.17(a).
“Co-Documentation Agent” means each of CoBank, JPMorgan Chase Bank, N.A. and Bank of America, N.A. in their capacity as a Co-Documentation Agent hereunder.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make its Loans hereunder.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit D.
“Consolidated Assets” means the total amount of assets shown on the consolidated balance sheet of the Borrower and its Subsidiaries, determined in accordance with GAAP and prepared as of the end of the fiscal quarter then most recently ended for which financial statements have been filed with the SEC.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Parties” means the Administrative Agent and the Lenders.
“Credit Request” means a Credit Request, substantially in the form of Exhibit B, or in such other form as shall be acceptable to the Administrative Agent.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

Exhibit 4

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender, as determined by the Administrative Agent (or if the Administrative Agent is the Defaulting Lender, by the Required Lenders), that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party (based on the reasonable belief that it may not fulfill its funding obligation), acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Delayed Draw Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Delayed Draw Term Loan expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loans to be made by such Lender, as such commitment may be reduced from time to time pursuant to (a) Section 2.5 and (b) assignments by or to such Lenders pursuant to Section 10.4. The initial amount of each Lender’s Delayed Draw Term Commitment is set forth on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Delayed Draw Commitment, as applicable. The aggregate amount of the Lenders’ Delayed Draw Commitment on the Effective Date is $20,000,000.
“Delayed Draw Lender” means a Lender having a Delayed Draw Commitment or an outstanding Delayed Draw Term Loan.
“Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.1(b).
“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in (a) Schedule 4.5/4.6, (b) the current and periodic reports filed by the Borrower from time to time with the SEC pursuant to the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or (c) disclosed by the Borrower to the Lenders (either directly or indirectly through the Administrative Agent) in writing.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the unconditional sole option of the holder thereof (other than solely for Equity Interests

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that do not constitute Disqualified Stock), in whole or in part, on or prior to the date that is 180 days after the Maturity Date.
“Dollars.” “dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Effective Date” means April 8, 2020.
“Effective Date Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Effective Date Term Loan expressed as an amount representing the maximum principal amount of the Effective Date Term Loans to be made by such Lender. The initial amount of each Lender’s Effective Date Term Commitment is set forth on Schedule 2.1. The aggregate amount of the Lenders’ Effective Date Commitment on the Effective Date is $95,000,000.
“Effective Date Lender” means a Lender having an Effective Date Commitment or an outstanding Effective Date Term Loan.
“Effective Date Term Loan” has the meaning assigned to such term in Section 2.1(a).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignees” means any of the following (a) any commercial banks, finance companies, insurance companies and other financial institutions and funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, provided that unless such entity is a Lender or an Affiliate of a Lender, such entity has been approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time of assignment to such entity, the Borrower (each such approval not to be unreasonably withheld or delayed), and provided, further, that any such entity shall be entitled, as of the date such entity becomes a Lender, to receive payments under its Note without deduction or withholding with respect to United States federal income tax, (b) each of the Lenders and (c) any Affiliate or Approved Fund of a Lender, and each is an “Eligible Assignee”.

Exhibit 4

“Environmental Law” means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.
“Equity Interest” means (a) shares of corporate stock, partnership interests, limited liability company membership interests, and any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and (b) all warrants, options or other rights to acquire any Equity Interest set forth in the foregoing clause (a).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, whether or not waived, (c) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (d) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (e) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (f) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For the avoidance of doubt, a Loan that bears interest at a rate determined pursuant to clause (d) of the definition of Alternate Base Rate shall, for all purposes of this Agreement, be deemed to be an ABR Loan and not a Eurodollar Loan.
“Event of Default” has the meaning assigned to such term in Article 8.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a

Exhibit 4

Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.8(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.7(f), and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Fitch” means Fitch Ratings Inc., or any successor thereto.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied; provided that in the event Borrower converts to use the International Financial Reporting Standards by the International Accounting Standards Board or other method of accounting, as may hereafter be required or permitted by the SEC, then the term “GAAP” as used in this Agreement shall be deemed to mean and refer to such International Financial Reporting Standards or such other method of accounting instead, which are applicable to the circumstances as of the date of determination, consistently applied.

Exhibit 4

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, commission, exchange, association, board, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including supranational bodies such as the European Union or European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith, provided that, notwithstanding anything in this definition to the contrary, the amount of any Guarantee of a Person in respect of any Permitted Hedge Agreement by any other Person with a counterparty shall be deemed to be the maximum reasonably anticipated liability of such other Person, as determined in good faith by such Person, net of any obligation or liability of such counterparty in respect of any Permitted Hedge Agreement with such Person, provided further that the obligations of such other Person under such Permitted Hedge Agreement with such counterparty shall be terminable at the election of such other Person in the event of a default by such counterparty in its obligations to such other Person.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedge, future, forward, swap, option, cap, floor, collar or similar agreement or arrangement (including both physical and financial settlement transactions).
“Immaterial Subsidiary” means a Subsidiary that (a) has consolidated total assets with a book value not exceeding 5% of Consolidated Assets as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC and (b) had total revenues not exceeding 5% of the Borrower’s consolidated total revenues for the period ending on the last day of such fiscal quarter.

Exhibit 4

“Immaterial Transaction” means any transaction or event described in paragraph (i) or (j) of Article 8 so long as, after giving effect to such transaction or event, all Subsidiaries that have become subject to such transactions or events during the 12-month period ending on the date of such transaction or event (a) had consolidated total assets with a fair market value not exceeding 5% of Consolidated Assets as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC and (b) had total revenues not exceeding 5% of the Borrower’s consolidated total revenues for the period ending on the last day of such fiscal quarter.
“Incremental Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender.
“Incremental Lender” has the meaning assigned to such term in Section 2.10(b).
“Incremental Term Loan” has the meaning assigned to such term in Section 2.10(a).
“Indebtedness” means as to any Person, at a particular time, all items which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables incurred in the ordinary course of business and excluding any such obligations payable solely through the Borrower’s issuance of Equity Interests (other than the Disqualified Stock and Equity Interests convertible into Disqualified Stock)), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided that the amount of such liabilities included for purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the liabilities so secured, (f) indebtedness in respect of Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (g) liabilities in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities or any option, warrant or other right to acquire any shares of equity securities, (h) obligations under Capital Lease Obligations, (i) Guarantees of such Person in respect of Indebtedness of others, and (j) to the extent not otherwise included, all net obligations of such Person under Permitted Hedge Agreements.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.3(b).
“Information” has the meaning assigned to such term in Section 10.15.
“Intellectual Property” means all copyrights, trademarks, servicemarks, patents, trade names and service names.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.2.

Exhibit 4

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, the three-month anniversary of the first day of such interest period and (c) with respect to all Loans, (i) on the date of any prepayment or (ii) on the Maturity Date.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment Grade Rating” has the meaning assigned to such term in Section 7.2.
“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a Lender hereunder pursuant to Section 2.10 or pursuant to an Assignment and Assumption other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“LIBO Screen Rate” means, for the relevant Interest Period, the greater of (a) 0.75% and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page) as of 11:00 a.m. (London time), and having a maturity equal to such Interest Period; provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable LIBO Screen Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), assignment, deposit arrangement, pledge, hypothecation, encumbrance or preference, priority, charge or other security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” means the loans made pursuant to this Agreement.
“Loan Documents” means this Agreement and each Note.

Exhibit 4

“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Change” means a material adverse change in (a) the financial condition, operations, business or property of (ii) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents or (c) the ability of the Credit Parties to enforce their rights and remedies under the Loan Documents.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations, business or property of (i) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the ability of the Credit Parties to enforce their rights and remedies under the Loan Documents.
“Material Obligations” means as of any date, Indebtedness (other than Indebtedness under the Loan Documents) or operating leases of any one or more of the Borrower or any Subsidiary or, in the case of the Borrower only, any Guarantee, in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Obligations, the “principal amount” of Indebtedness, operating leases or Guarantees at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as applicable, would be required to pay if such Indebtedness, operating leases or Guarantees became due and payable on such day.
“Maturity Date” means April 7, 2021.
“Maximum Rate” has the meaning assigned to such term in Section 10.12.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Mortgage” means the Mortgage and Deed of Trust, dated as of September 1, 1945, among the Borrower, The Bank of New York Mellon (formerly Irving Trust Company) and Andres Serrano (successor to Philip L. Watson), Trustees.
“MPUC” means the Minnesota Public Utilities Commission or any Governmental Authority succeeding to the functions thereof.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Note” means a promissory note substantially in the form of Exhibit C issued at the request of a Lender pursuant to Section 2.6(e) to evidence its Loans.
“OFAC” has the meaning assigned to such term in Section 4.14.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Exhibit 4

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” has the meaning assigned to such term in Section 10.4(d).
“Participant Register” has the meaning assigned to such term in Section 10.4(d).
“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due or are being contested in compliance with Section 6.4, provided that enforcement of such Liens is stayed pending such contest;
(b)    landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations which are not delinquent or are being contested, provided that enforcement of such Liens is stayed pending such contest;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);
(d)    pledges and deposits to secure the performance of bids, trade contracts, leases, purchase agreements, government contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and other than promissory notes and contracts for the repayment of borrowed money;
(e)    Liens (including contractual security interests) in favor of a financial institution (including securities firms) encumbering deposit accounts or checks or instruments for collection, commodity accounts or securities accounts (including the right of set‑off) at or held by such financial institution in the ordinary course of its commercial business and which secure only liabilities owed to such financial institution arising out of or resulting from its maintenance of such account or otherwise are within the general parameters customary in the financial industry;
(f)    judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article 8;

Exhibit 4

(g)    any interest of a lessor or licensor in property under an operating lease under which the Borrower or any Subsidiary is lessee or licensee, and any restriction or encumbrance to which the interest of such lessor or licensor is subject;
(h)    Liens arising from filed UCC-1 financing statements relating solely to leases not prohibited by this Agreement;
(i)    leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries;
(j)    licenses of Intellectual Property granted by the Borrower or any Subsidiary in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;
(k)    easements, servitudes (contractual and legal), zoning restrictions, rights of way, encroachments, minor defects and irregularities in title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not render title to such property unmarketable or materially interfere with the ability of the Borrower and its Subsidiaries, as the case may be, to utilize their respective properties for their intended purposes;
(l)    Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate on which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee, for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment, or service buildings incidental to any of the foregoing;
(m)    Liens with respect to properties involved in the production of oil, gas and other minerals, unitization and pooling agreements and orders, operating agreements, royalties, reversionary interests, preferential purchase rights, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business;
(n)    Liens in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase, condemn, recapture or designate a purchaser of any property;
(o)    Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U;
(p)    Liens on any cash collateral for letters of credit issued under the Borrower’s revolving credit facilities upon the occurrence of an event of default thereunder or to cover an issuing lender’s credit exposure under such facility with respect to a defaulting lender thereunder;
(q)    customary Liens for the fees and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement;

Exhibit 4

(r)    agreements for and obligations (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person; and
(s)    Liens granted on cash or invested funds constituting proceeds of any sale or disposition of property deposited into escrow accounts to secure indemnification, adjustment of purchase price or similar obligations incurred in connection with such sale or disposition, in an amount not to exceed the amount of gross proceeds received from such sale or disposition.
“Permitted Hedge Agreement” means any Hedge Agreement engaged in by a Person as part of its normal business operations with the purpose and effect of hedging and protecting such Person against fluctuations or adverse changes in the prices of electricity, gas, fuel or other commodities, interest rates or currency exchange rates, which Hedge Agreement is part of a risk management strategy and not for purposes of speculation and not intended primarily as a borrowing of funds.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank National Association or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Rating Agencies” means Fitch, Moody’s and S&P (or, if any of the foregoing ceases to provide Senior Debt Ratings as contemplated hereby, such other nationally recognized rating agency as shall be agreed by the Borrower and the Administrative Agent).
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Register” has the meaning assigned to such term in Section 10.4(c)(i).
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

Exhibit 4

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.
“Required Lenders” means, at any time, Lenders having unused Commitments and outstanding Loans representing more than 50% of the sum of the unused Commitments and outstanding Loans of all Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Person” has the meaning assigned to such term in Section 4.14.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.
“Senior Debt Rating” means, at any date, the credit rating identified by a Rating Agency as the credit rating that (i) it has assigned to long term unsecured senior debt of the Borrower or (ii) would assign to long term unsecured senior debt of the Borrower were the Borrower to issue or have outstanding any long term unsecured senior debt on such date.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, if any, (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

Exhibit 4

“Subsidiary” means, as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined. Unless the context otherwise requires, any reference to a Subsidiary shall be deemed to refer to a Subsidiary of the Borrower.
“SWLP Mortgage” means the Mortgage and Deed of Trust, dated as of March 1, 1943, between Superior Water, Light and Power Company and U.S. Bank National Association (successor to First Bank (N.A.) as successor to Chemical Bank and Trust Company as Corporate Trustee and Howard B. Smith as Co-Trustee) as Trustee.
“Tax” means any present or future tax, levy, assessment, impost, duty, charge, fee, deduction or withholding of any nature, and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.
“Total Capitalization” means, at any time, the difference between (a) the sum of each of the following at such time with respect to the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP: (i) preferred Equity Interests, plus (ii) common Equity Interests and any premium on Equity Interests thereon (as such term is used in the Borrower Financial Statements), excluding accumulated other comprehensive income or loss, plus (iii) retained earnings, plus (iv) Total Indebtedness, and (b) (1) stock of the Borrower acquired by the Borrower and (ii) stock of a Subsidiary acquired by such Subsidiary, in each case at such time, as applicable, determined on a consolidated basis in accordance with GAAP.
“Total Indebtedness” means at any time, all Indebtedness (net of unamortized premium and discount (as such term is used in the Borrower Financial Statements)) at such time of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Total Percentage” means, as to any Lender, the percentage equal to (a) the aggregate principal amount of such Lender’s outstanding Loans, divided by (b) the aggregate principal amount of all outstanding Loans.
“Transactions” means (a) the execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) the borrowing of the Loans and (c) the use of the proceeds of the Loans.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or (b) the Alternate Base Rate. For the avoidance of doubt, a Loan that bears interest at a rate determined pursuant to clause (d) of the definition of Alternate Base Rate shall, for all purposes of this Agreement, be deemed to be an ABR Loan and not a Eurodollar Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time

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to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.7(f)(ii)(B)(3).
“Voting Security” means a security which ordinarily has voting power for the election of the board of directors (or other governing body), whether at all times or only so long as no senior class of Equity Interests has such voting power by reason of any contingency.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“WPS” means the Public Service Commission of Wisconsin or any Governmental Authority succeeding to the functions thereof.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers..
Section 1.2.    Classification of Loans and Borrowings. For purposes of this Agreement, (a) Loans may be classified and referred to by Class (e.g., an “Effective Date Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Effective Date Term Loan”).
Section 1.3.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and

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words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) any reference to a fiscal quarter or fiscal year means a fiscal quarter or fiscal year of the Borrower. Unless otherwise specified, each reference herein to a time of day shall mean such time in New York, New York.
Section 1.4.    Accounting Terms; GAAP.
(a)    Except as otherwise expressly provided herein, as used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP (including any change to the International Financial Reporting Standards by the International Accounting Standards Board or other method of accounting, as may hereafter be required or permitted by the SEC) would affect the computation of any financial requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.
(b)    Notwithstanding anything to the contrary contained in Section 1.4(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.5.    LIBOR Notification. The interest rate on Eurodollar Borrowings is determined by reference to the LIBO Rate. Section 3.4(b) provides a mechanism for (a) determining an alternative rate of interest if the LIBO Rate is no longer available or in the other circumstances set forth in Section 3.4(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the LIBO Rate or other rates in the definition of LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.4(b), will have the same value as, or be economically equivalent to, the LIBO Rate.
Section 1.6.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed

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herein and rounding the result up or down to the nearest number (with a rounding‑up if there is no nearest number).
Section 1.7.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2.

THE CREDITSCommitments.
(a)    Subject to the terms and conditions set forth herein, each Effective Date Lender severally (and not jointly) agrees to make one or more loans (each an “Effective Date Term Loan”) in dollars to the Borrower, on the Effective Date, in an aggregate principal amount equal to such Lender’s Effective Date Commitment. Amounts prepaid or repaid in respect of Effective Date Term Loans may not be reborrowed.
(b)    Subject to the terms and conditions set forth herein, each Delayed Draw Lender severally (and not jointly) agrees to make one or more term loans (each a “Delayed Draw Term Loan”) on a single date in dollars to the Borrower, during the Availability Period, in an aggregate principal amount equal to such Lender’s Delayed Draw Commitment. Amounts prepaid or repaid in respect of Delayed Draw Term Loans may not be reborrowed.
Section 2.2.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make any Loan as required.
(b)    Subject to Section 3.4, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan (and any ABR Loan, the interest on which is determined pursuant to clause (d) of the definition of Alternate Base Rate) by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is $5,000,000 or a higher integral multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is $5,000,000 or a higher integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

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(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.3.    Requests for Borrowings.
(a)    To request a Borrowing, the Borrower shall deliver a Credit Request to the Administrative Agent (2) in the case of a Eurodollar Borrowing, not later than 12:30 p.m. three Business Days before the date of the proposed Borrowing or (2) in the case of an ABR Borrowing, not later than 12:30 p.m. on the date of the proposed Borrowing. Each such Credit Request shall be irrevocable (except as otherwise provided in Section 3.4) and shall specify the following information in compliance with Section 2.2:
(i)    the Class of Borrowing and the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.
(b)    If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Credit Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.4.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.2, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Credit Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender

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has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the interest rate that would be otherwise applicable to such Borrowing. Any payment by the Borrower, however, shall be without prejudice to its rights against the applicable Lender. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan.
Section 2.5.    Termination and Reduction of Commitments.
(a)    The Effective Date Commitments shall automatically and permanently terminate on the Effective Date upon the funding of the Effective Date Term Loans.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Commitments, provided that (i) each reduction of such Commitments shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000 and (ii) unless previously terminated, the Delayed Draw Commitments shall automatically and permanently terminate on the earlier of (x) the Maturity Date and (y) date of the funding of the Delayed Draw Term Loans upon the funding thereof.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Delayed Draw Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Delayed Draw Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Delayed Draw Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Delayed Draw Commitments shall be permanent and each reduction of the Delayed Draw Commitments shall be made ratably among the Delayed Draw Lenders in accordance with their respective Delayed Draw Commitments.
Section 2.6.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Effective Date Lender the then unpaid principal amount of each Effective Date Term Loan on the Maturity Date, (ii) for the account of each Delayed Draw Lender the then unpaid principal amount of each Delayed Draw Term Loan on the Maturity Date and (iii) for the account of each Incremental Lender the then unpaid principal amount of each Incremental Term Loan on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (2) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and

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payable from the Borrower to each Lender hereunder and (2) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.4) be represented by a Note payable to the order of the payee named therein or any Eligible Assignee pursuant to Section 10.4, except to the extent that any such Lender or Eligible Assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (b) and (c) above.
Section 2.7.    Prepayment of Loans.
(a)    Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    Notice of Prepayment; Application of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder, (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:30 a.m. three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:30 a.m. on the date of the prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an integral multiple of $1,000,000 and not less than $5,000,000 (or, if the outstanding principal balance of the applicable Borrowing is less than such minimum amount, then such lesser outstanding principal balance. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1 and, if applicable, shall be subject to the provisions of Section 3.6.
Section 2.8.    Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.
(a)    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 1:00 p.m. on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at 10 S. Dearborn, Chicago, Illinois, or such other office as to which

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the Administrative Agent may notify the other parties hereto, except that payments pursuant to Sections 3.3(c), 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Delayed Draw Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). All payments (including prepayments) shall be applied to pay the Loans of the Lenders pro rata in accordance with their Total Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, interest, fees and commissions then due hereunder, such funds shall be applied (2) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (2) second, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.
(c)    If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans, provided that (2) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (2) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in

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reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if the Borrower has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.8(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party’s obligations under such Sections until all such unsatisfied obligations are fully paid and (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.9.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Fees pursuant to Section 3.3(a) shall cease to accrue on the unfunded portion of the Delayed Draw Commitment of such Defaulting Lender.
(b)    The Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have voted or taken or may take any action hereunder (including any consent to any amendment, modification or waiver pursuant to Section 10.2); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) any amendment or modification that increases, or extends the maturity of, such Defaulting Lender’s Commitment or reduces the principal amount of, or rate of interest on, any Loan made by such Defaulting Lender, shall require the consent of such Defaulting Lender.
Section 2.10.    Incremental Term Loans.
(a)    Request for Incremental Term Loan. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), request one or more additional term loans (each an “Incremental Term Loan”) in an aggregate amount (for all such requests) not exceeding $85,000,000; provided that (i) any such request shall be in a minimum amount of the lesser of (x) $5,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount of increases available under this Section 2.10 and (ii) the Borrower shall make no more than a total of two requests for Incremental Term Loans under this Section 2.10.
(b)    Incremental Lenders. An Incremental Term Loan may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Term Loan, an “Incremental Lender”); provided that each Incremental Lender, other than an existing Lender, shall be subject to the consent (in each case, not to be

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unreasonably withheld or delayed) of the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide an Incremental Term Loan pursuant to this Section 2.10, and any election to do so shall be in the sole discretion of such Lender.
(c)    Incremental Effective Date. The Administrative Agent and the Borrower shall determine the effective date for each Incremental Term Loan pursuant to this Section 2.10 (an “Incremental Effective Date”) and, if applicable, the final allocation of such Incremental Term Loan among the Persons providing it, which date shall be a Business Day at least 10 Business Days after delivery of the request pursuant to Section 2.10(a) (unless otherwise approved by the Administrative Agent) and at least 30 days before the Maturity Date.
(d)    Conditions to Effectiveness. Notwithstanding the foregoing, no Incremental Term Loans shall be effective with respect to any Incremental Lender unless:
(i)    no Default has occurred and is continuing on the Incremental Effective Date and after giving effect to such Incremental Term Loan;
(ii)    the representations and warranties in this Agreement are true and correct in all material respects on and as of the Incremental Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    the Administrative Agent has received the documents required pursuant to Section 2.10(e); and
(iv)    the Administrative Agent has received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.
As of such Incremental Effective Date, upon the satisfaction of the foregoing conditions, the Administrative Agent shall record the information about the applicable Incremental Term Loans in the Register and give prompt notice thereof to the Borrower and the Lenders (including each Incremental Lender).
(e)    Incremental Term Loans.
(i)    Incremental Term Loan Amendments. The Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, in form and substance satisfactory to the Borrower, the applicable Incremental Lender(s) and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Term Loans. Effective as of the applicable Incremental Effective Date, subject to the terms and conditions set forth in this Section 2.10, each Incremental Term Loan shall be a Loan hereunder, and each Incremental Lender providing such Incremental Term Loan shall be, and have all the rights of, a Lender, for all purposes of this Agreement.
(ii)    Terms of Incremental Term Loans. Except for the maturity date, Applicable Margin, upfront fees, and amortization applicable to an Incremental Term

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Loan and except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Term Loan shall be identical to the terms and conditions applicable to the Loans; provided that the final maturity date of the Incremental Term Loans shall be no earlier than the Maturity Date. For the avoidance of doubt, the Incremental Term Loans shall rank pari passu in right of payment with the existing Loans.
ARTICLE 3.

INTEREST, FEES, YIELD PROTECTION, ETC.Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (3) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (3) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in the preceding paragraph of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (3) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (3) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (3) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each change in the Prime Rate or ABR, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required.
Section 3.2.    Interest Elections Relating to Borrowings.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Credit Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Credit Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different

Exhibit 4

portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent a signed Interest Election Request in a form approved by the Administrative Agent by the time that a Credit Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Each such Interest Election Request shall be irrevocable (except as otherwise provided in Section 3.4) and shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 3.3.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Lender, a ticking fee, which shall accrue at a rate per annum equal to .30% on the daily amount of the Delayed Draw Commitment of such Lender during the period from and including the date

Exhibit 4

on which this Agreement becomes effective pursuant to Section 10.6 to but excluding the date on which such Delayed Draw Commitment terminates. Accrued ticking fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Delayed Draw Commitments are permanently reduced and on the date on which the Delayed Draw Commitments terminate, commencing on the first such date to occur after the Effective Date, provided that all unpaid ticking fees shall be payable on the date on which the Delayed Draw Commitments terminate. All ticking fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon in writing between the Borrower and such Credit Party.
(c)    All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances other than clearly demonstrable error.
Section 3.4.    Availability of Types of Borrowings; Adequacy of Interest Rate.
(a)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:
(i)    deposits of a type and maturity appropriate to match fund Eurodollar Borrowings are not available to such Lenders in the relevant market, or
(ii)    the interest rate applicable to Eurodollar Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Eurodollar Borrowings, then the Administrative Agent shall suspend the availability of Eurodollar Borrowings and require any affected Eurodollar Borrowings to be repaid or converted to ABR Borrowings, subject to the payment of any funding indemnification amounts required by Section 3.4.
(b)    Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i)    the circumstances set forth in Section 3.4(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate described in clause (ii) of this Section 3.4(b) announcing that the LIBO Rate is no longer representative) and such circumstances are unlikely to be temporary,

Exhibit 4

(ii)    ICE Benchmark Administration (or any Person that has taken over the administration of the LIBO Rate for deposits in Dollars that is acceptable to the Administrative Agent) discontinues its administration and publication of the LIBO Rate for deposits in Dollars,
(iii)    a public statement or publication of information by or on behalf of the administrator of the LIBO Rate described in clause (ii) of this Section 3.4(b) announcing that such administrator has ceased or will cease as of a specific date to provide the LIBO Rate (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide the LIBO Rate after such specified date,
(iv)    a public statement by the supervisor for the administrator of the LIBO Rate described in clause (ii) of this Section 3.4(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for the LIBO Rate, a resolution authority with jurisdiction over such administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over such administrator for the LIBO Rate, which states that such administrator of the LIBO Rate has ceased or will cease as of a specific date to provide the LIBO Rate (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide the LIBO Rate after such specified date; or
(v)    syndicated credit facilities substantially similar to the credit facilities under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 3.4(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate for deposits in Dollars then the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 10.2, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 3.4(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders or (B) pursuant to clause (v) of this Section 3.4(b), will become effective without any further action or consent of any other party to this Agreement on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment; provided that, if the notice of a Benchmark Trigger Event pursuant to clause (v) has been provided by the Required Lenders and not the Administrative Agent and such notice specifies the Benchmark Replacement, then the Lenders comprising the Required Lenders shall be deemed to have accepted such amendment on the date such amendment has been posted by the Administrative Agent to all Lenders. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.4(b) will occur prior to the date set forth in the applicable amendment.

Exhibit 4

In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 3.4(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.4(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.4(b).
(c)    Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.4(b), (A) any request pursuant to Section 3.2 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing may be revoked by the Borrower and if not revoked shall be ineffective and any such Borrowing shall be continued as or converted to, as the case may be, an ABR Borrowing, and (B) if any request pursuant to Section 2.3 requests a Eurodollar Borrowing, such request may be revoked by the Borrower and if not revoked such Borrowing shall be made as an ABR Borrowing. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Eurodollar Rate will not be used in any determination of the Alternate Base Rate.
Section 3.5.    Increased Costs; Illegality.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    subject any Recipient to any Taxes with respect to this Agreement or on its Loans, loan principal, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto in respect thereof (other than (A) Indemnified Taxes and (B) Excluded Taxes); or
(iii)    impose on any Credit Party or the London interbank market any other condition affecting this Agreement, any Eurodollar Loans made by such Credit Party or any participation therein;
and the result of any of the foregoing shall be to increase the cost to such Credit Party of making, continuing, converting or maintaining any Eurodollar Loan hereunder or to increase the cost to such Credit Party or

Exhibit 4

to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.
(b)    If any Credit Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Agreement or the Loans made by such Credit Party to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party’s holding company for any such reduction suffered.
(c)    A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive and binding upon all parties hereto absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof but not to exceed a period of 365 days.
(e)    Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

Exhibit 4

In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
Section 3.6.    Break Funding Payments. In the event of (3) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (3) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (3) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(b) and is revoked in accordance therewith), or (3) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 3.8, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (3) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (3) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
Section 3.7.    Withholding of Taxes; Gross-Up.
(a)    Payments to be Free and Clear. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

Exhibit 4

(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.7(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any

Exhibit 4

material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
1.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
3.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
4.    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or

Exhibit 4

indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-tax position than

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the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
Section 3.8.    Mitigation Obligations.
(a)    Designation of a Different Lending Office. In the event that the Borrower becomes obligated to pay additional amounts to any Lender (or to any Governmental Authority for the account of any Lender) pursuant to Section 3.5, Section 3.6 or Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5, Section 3.6 or Section 3.7, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. In the event that (3) the Borrower becomes obligated to pay additional amounts to any Lender (or to any Governmental Authority for the account of any Lender) pursuant to Section 3.5, Section 3.6 or Section 3.7, (3) any Lender becomes a Defaulting Lender, or (3) if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 10.2 requires the consent of all the Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole cost and expense, within 60 days of the demand by such Lender for such additional amounts or the relevant default or action or inaction by such Lender, as the case may be, and subject to and in accordance with the provisions of Section 10.4 (with the Borrower obligated to pay any applicable processing and recordation fee), designate an Eligible Assignee (acceptable to the Administrative Agent) to purchase and assume all of such Lender’s interests, rights and obligations under the Loan Documents, without recourse to or warranty by or expense to, such Lender, for a purchase price equal to the outstanding principal amount of such Lender’s Loans plus any accrued but unpaid interest thereon and accrued but unpaid ticking fees in respect of such Lender’s Delayed Draw Commitment and any other amounts payable to such Lender hereunder, and to assume all the obligations of such Lender hereunder, and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that survive full repayment hereunder) and shall be relieved from all obligations to the Borrower hereunder, and the Eligible Assignee shall succeed to the rights and obligations of such Lender hereunder. No replacement of a Defaulting Lender pursuant to this Section 3.8 shall be deemed to be a waiver of any right that the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender. The Borrower shall execute and deliver to such Eligible Assignee a Note. Notwithstanding anything herein to the contrary, in the event that a

Exhibit 4

Lender is replaced pursuant to this Section 3.8 as a result of the Borrower becoming obligated to pay additional amounts to such Lender (or to any Governmental Authority for the account of any Lender) pursuant to Section 3.5, Section 3.6 or Section 3.7, such Lender shall be entitled to receive such additional amounts as if it had not been so replaced, except as otherwise provided in Section 2.9 if such Lender becomes a Defaulting Lender.
Section 3.9.    EEA Financial Institutions. The Borrower is not an EEA Financial Institution.
Section 3.10.    Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
ARTICLE 4.

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Credit Parties that:
Section 4.1.    Organization; Powers. Each of the Borrower and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 4.2.    Authorization; Enforceability. The Transactions are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate and, if required, equity holder action. Each Loan Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.
Section 4.3.    Governmental Approvals; No Conflicts.
(a)    The execution, delivery and performance by the Borrower of the Loan Documents and the borrowing of the Loans do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) information filings to be made in the ordinary course of business, which filings are not a condition to the Borrower’s performance under the Loan Documents and (ii) such as have been obtained or made and are in full force and effect and not subject to any appeals period.
(b)    The Transactions will not (i) violate the charter, by-laws or other organizational documents of the Borrower, (ii) violate any applicable law or regulation or any order of any Governmental Authority, (iii) violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (iv) result in or require the creation or imposition of any Lien on any asset of the Borrower.

Exhibit 4

Section 4.4.    Financial Condition; No Material Adverse Change.
(a)    The Borrower has previously delivered to the Credit Parties copies of its Form 10‑K for the fiscal year ended December 31, 2019, containing the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related audited consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the fiscal year ending December 31, 2019 (including with the applicable related notes and schedules, the “Borrower Financial Statements”). All such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein.
(b)    Since December 31, 2019, there has been no Material Adverse Change.
Section 4.5.    Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary that (a) if adversely determined (and provided that there exists a reasonable possibility of such adverse determination), would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except for any Disclosed Matters, and except that the commencement by the Borrower, any Subsidiary or any Governmental Authority of a rate proceeding, fuel adjustment clause audit or earnings review before such Governmental Authority shall not constitute such a pending or threatened action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to have a Material Adverse Effect, or (b) involve any Loan Document or the Transactions.
Section 4.6.    Environmental Matters. Except for the Disclosed Matters, the Borrower and its Subsidiaries (a) are in compliance with Environmental Law, (b) have received all permits, licenses or other approvals required of them under applicable Environmental Law to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license, or approval, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
Section 4.7.    Investment Company Status. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940.
Section 4.8.    ERISA. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for any such failure that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 4.9.    Disclosure.
(a)    None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to any Credit Party in connection with the negotiation of, or delivered under any Loan Document when taken as a whole (as modified or supplemented by other information so furnished, including the information contained in the Borrower’s most recent annual report on Form 10-K and in the Borrower’s reports filed with the SEC under the

Exhibit 4

Securities Exchange Act of 1934 subsequent to the filing of the Form 10-K) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, to the extent any such reports, financial statements, certificates or other information was based upon or constitutes a forecast or a projection (including statements concerning future financial performance, ongoing business strategies or prospects or possible future actions, and other forward-looking statements), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 4.10.    Subsidiaries. As of the date hereof, the Borrower has only the Subsidiaries set forth on Schedule 4.10. Schedule 4.10 sets forth with respect to each Subsidiary, the identity of each Person that owns Equity Interests in such Subsidiary and the percentage of the issued and outstanding Equity Interests owned by each such Person. The shares of each Subsidiary (excluding any Immaterial Subsidiary) are duly authorized, validly issued, fully paid and non assessable and are owned free and clear of any Liens, other than Liens permitted pursuant to Section 7.1.
Section 4.11.    Use of Proceeds; Federal Reserve Regulations.
(a)    The proceeds of the Loans will be used for general corporate purposes not inconsistent with the terms hereof.
(b)    Neither the Borrower nor any Subsidiary is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the Borrower’s assets as determined in accordance with Regulation U.
(c)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (4) to purchase, acquire or carry any Margin Stock (other than any purchase of Equity Interests in the Borrower so long as such Equity Interests are retired immediately upon the purchase thereof) or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X or (4) to fund a personal loan to or for the benefit of a director or executive officer of the Borrower or any Subsidiary.
Section 4.12.    Anti-Money Laundering and Anti-Terrorism Finance Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws. To the extent applicable, Borrower is in compliance, in all material respects, with Anti-Corruption Laws, anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the PATRIOT Act (the “Anti-Terrorism Laws”).
Section 4.13.    Foreign Corrupt Practices Act. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Exhibit 4

Section 4.14.    Sanctions Laws. Neither the Borrower nor, to the knowledge of the Borrower, any Affiliate or broker or other agent of the Borrower acting or benefiting in any capacity in connection with the Loans, is any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001; (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) an agency of the government of a country, an organization controlled by a country, or a Person resident in a country that is subject to a sanctions program identified on the lists maintained by OFAC; or (iv) a Person that derives more than 10% of its assets or operating income from investments in or transactions with any such country, agency, organization or person. Further, none of the proceeds from the Loans shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization or Person subject to OFAC sanctions.
ARTICLE 5.

CONDITIONS
Section 5.1.    Effectiveness. The obligations of the Lenders to make the Loans are subject to the satisfaction (or waiver in accordance with Section 10.2) of the following conditions precedent:
(a)    Term Loan Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (5) a counterpart of this Agreement signed on behalf of such party or (5) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    Notes. The Administrative Agent shall have received any Note requested by a Lender pursuant to Section 2.6(e) payable to the order of such requesting Lender.
(c)    Legal Opinions. The Administrative Agent shall have received favorable written opinions (addressed to the Credit Parties and dated on or prior to the Effective Date) from Margaret A.Thickens, Vice President, Chief Legal Officer and Corporate Secretary of the Borrower, and Cohen Tauber Spievack & Wagner P.C., special counsel to the Borrower, covering such matters relating to the Borrower, the Loan Documents and the Transactions as the Required Lenders may reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(d)    Organizational Documents, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to (5) the organization, existence and good standing of the Borrower (including (x) a certificate of incorporation of the Borrower, certified as of a recent date by the Secretary of State of the jurisdiction of its incorporation, and (y) certificates of good standing (or comparable certificates) for the Borrower, certified as of a recent date prior to the Effective Date, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation and each other jurisdiction in which it is qualified to do business, (5) the authorization of the Transactions, (5) the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and (5) any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

Exhibit 4

(e)    Fees etc. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(f)    Officer’s Certificate. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, dated on or prior to the Effective Date and signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower (or other Financial Officer acceptable to the Administrative Agent), confirming that (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct and (ii) no Default exists.
(g)    No Material Adverse Change. The Administrative Agent shall have received a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, dated the Effective Date, to the effect that since December 31, 2019, no Material Adverse Change has occurred, except as has been previously disclosed by the Borrower in documents filed with the SEC prior to the Effective Date.
(h)    KYC. (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(i)    Approvals. All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force.
(j)    Miscellaneous. The Administrative Agent shall have received such other documents as any Lender or its counsel may have reasonably requested.
The Administrative Agent shall notify the Borrower and the Credit Parties when the conditions set forth above have been satisfied or waived, and such notice shall be conclusive and binding.
Section 5.2.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in the Loan Documents (other than the representations and warranties in Section 4.4(b), Section 4.5 and Section 4.6 of this Agreement) shall be true and correct on and as of the date of such Borrowing or the date of such issuance, increase, amendment, renewal or extension, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

Exhibit 4

(b)    At the time of and immediately after giving effect to such Borrowing or such issuance, increase, amendment, renewal or extension, as applicable, no Default shall have occurred and be continuing.
(c)    The Administrative Agent shall have received a Credit Request and such other documentation and assurances as shall be reasonably required by it in connection herewith.
(d)    Such Loan shall not be prohibited by any applicable law, rule or regulation.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE 6.

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:
Section 6.1.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    As soon as available, but in any event within 120 days after the end of each fiscal year, (6) a copy of the Borrower’s Annual Report on Form 10‑K in respect of such fiscal year required to be filed by the Borrower with the SEC, together with the financial statements attached thereto, and (6) the Borrower’s audited consolidated balance sheet and related consolidated statements of income, stockholder’s equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial conditions and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied during such fiscal year;
(b)    As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, (6) a copy of the Borrower’s Quarterly Report on Form 10‑Q in respect of such fiscal quarter required to be filed by the Borrower with the SEC, together with the financial statements attached thereto, and (6) the Borrower’s unaudited consolidated balance sheet and related consolidated statements of income, stockholder’s equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a duly authorized Financial Officer as presenting fairly in all material respects the financial conditions and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;
(c)    Within 60 days after the end of each of the first three fiscal quarters and within 120 days after the end of the last fiscal quarter, a Compliance Certificate, signed by a Financial Officer (or such other officer as shall be acceptable to the Administrative Agent) as to the Borrower’s compliance,

Exhibit 4

as of such fiscal quarter ending date, with Section 7.5, and as to the absence of any Default as of such fiscal quarter ending date and the date of such certificate (or if a Default existed or exists, the nature thereof); and
(d)    promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as any Credit Party may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
Section 6.2.    Notices of Material Events. The Borrower will furnish the following to the Administrative Agent and each Lender:
(a)    prompt written notice of the occurrence of any Default, specifying the nature thereof and any action taken or proposed to be taken with respect thereto;
(b)    promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof, and (ii) upon the written request of the Administrative Agent, reports that the Borrower or any of its Subsidiaries sends to or files with the Federal Energy Regulatory Commission, the WPS, the MPUC or any Governmental Authority succeeding to the functions thereof, or any similar state or local Governmental Authority;
(c)    prompt written notice of (i) any material citation, summons, subpoena, order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, with respect to (x) any proceeding before any Governmental Authority (other than proceedings in the ordinary course of business before the WPS or the MPUC), or (y) any real property under any Environmental Law, and (ii) any lapse or other termination of, or refusal to renew or extend, any material franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Governmental Authority (other than in the ordinary course of business), provided that any of the foregoing set forth in this paragraph would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)    prompt written notice of any change by any Rating Agency in a Senior Debt Rating; and
(e)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under Section 6.2(a) or (c) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at

Exhibit 4

the website address listed in Section 10.1; or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent), provided that: (6) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (6) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.3.    Legal Existence. Except as permitted under Section 7.2, the Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization or formation and in each other jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect, and cause each of the Subsidiaries to maintain its qualification to do business and good standing in each jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect (it being understood that the foregoing shall not prohibit the Borrower from dissolving or terminating the existence of any Subsidiary that is inactive or whose preservation otherwise is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries considered as a whole).
Section 6.4.    Taxes. The Borrower shall pay and discharge when due, and cause each of the Subsidiaries so to do, all Taxes imposed upon it or upon its property, which if unpaid would, individually or collectively, reasonably be expected to have a Material Adverse Effect or become a Lien on the property of the Borrower or such Subsidiary (other than a Lien described in clause (a) of the definition of Permitted Encumbrances), as the case may be, unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, as the case may be.
Section 6.5.    Insurance. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, provided that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice. The Borrower shall furnish to the Administrative Agent, upon written request of the Administrative Agent or any Lender, full information as to the insurance carried.
Section 6.6.    Condition of Property. The Borrower shall at all times maintain, protect and keep in good repair, working order and condition in all material respects (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all material property necessary to the operation of the Borrower’s or such Subsidiary’s, as the case may be, material businesses, provided that nothing shall prevent the Borrower or its Subsidiaries, as appropriate, from discontinuing the maintenance or operation of any property if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of the business of the Borrower or such Subsidiary. It is understood that this covenant relates

Exhibit 4

only to working order and condition of such property in accordance with prudent industry practices and shall not be construed as a covenant not to dispose of property.
Section 6.7.    Observance of Legal Requirements. The Borrower shall observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, regulations and orders of any Governmental Authority which now or at any time hereafter may be applicable to it, including ERISA and all Environmental Laws, a violation of which would individually or collectively reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and, if applicable, by appropriate proceedings diligently conducted by it.
Section 6.8.    Inspection of Property; Books and Records; Discussions. The Borrower shall keep proper books of record and account in conformity with GAAP and all requirements of law. The Borrower shall permit representatives of the Administrative Agent and any Lender to visit its offices, to inspect any of its property (subject to reasonable procedures relating to safety and security) and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants; provided that none of the Administrative Agent, its agents, its representatives or the Lenders shall be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Borrower’s records relating to pending or threatened litigation if any such disclosure by the Borrower would reasonably be expected (i) to give rise to a waiver of any attorney/client privilege of the Borrower or any of its Subsidiaries relating to such information or (ii) to be otherwise materially disadvantageous to the Borrower or any of its Subsidiaries in the defense of such litigation; and provided further that in the case of any discussion with the Accountants, the Borrower shall have been given the opportunity to participate in such discussion and, unless a Default exists, the Lender or Lenders requesting such discussion shall pay any fees and expenses of the Accountant in connection therewith.
ARTICLE 7.

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:
Section 7.1.    Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired by it, except:
(a)    Liens now existing or hereafter arising in favor of the Administrative Agent or the Lenders under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    any Lien existing on any property prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a

Exhibit 4

Subsidiary or such merger or consolidation, as the case may be, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger or consolidation, as the case may be;
(d)    Liens (including precautionary Liens in connection with Capital Lease Obligations) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower or any Subsidiary, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within 270 days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, and (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this paragraph (d) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and paragraph (f), as applicable, of the Borrower or any Subsidiary;
(e)    Liens created under or in connection with the Mortgage and the SWLP Mortgage;
(f)    Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower or any Subsidiary in any Person created as a special purpose, bankruptcy-remote Person for the sole and exclusive purpose of engaging in activities in connection with the owning and operating of property in connection with any project financing permitted to be secured under paragraph (d);
(g)    Liens created to secure Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary;
(h)    rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other product developed, produced, manufactured, generated, purchased or otherwise acquired by the Borrower or by others on property of the Borrower or any of its Subsidiaries, provided that no Lien described in this paragraph shall secure Indebtedness;
(i)    Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in the foregoing paragraphs (a) through (h), provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);
(j)    Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Indebtedness pursuant to an express contractual provision in the

Exhibit 4

agreement governing such Indebtedness, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default shall exist;
(k)    Liens on all CoBank Equities now owned or hereafter acquired by the Borrower; and
(l)    any Lien, in addition to those described in the foregoing paragraphs (a) through (k), securing obligations that, together with all other obligations secured pursuant to this paragraph (l), do not exceed 10% of Consolidated Assets at the time of the incurrence thereof.
Section 7.2.    Merger; Consolidation. The Borrower shall not, and shall not permit any Subsidiary (excluding any Immaterial Subsidiary) to undergo a Division (as defined in Section 18-217 of the Delaware Limited  Liability Company Act) or consolidate with or merge into any other Person (other than a merger of a Subsidiary into, or a consolidation of a Subsidiary with, the Borrower or another Subsidiary), unless:
(a)    immediately before and after giving effect thereto no Default shall exist;
(b)    immediately before and after giving effect thereto, all of the representations and warranties contained in the Loan Documents shall be true and correct except as the context thereof otherwise requires and except for those representations and warranties which by their terms or by necessary implication are expressly limited to a state of facts existing at a time prior to such merger, consolidation or acquisition, as the case may be, or such other matters relating thereto as are identified in a writing to the Administrative Agent and the Lenders and are satisfactory to the Administrative Agent and the Lenders; and
(c)    in the case of a transaction involving the Borrower, either (i) the Borrower shall be the surviving entity thereof, or in the event the Borrower shall not be the surviving entity thereof, each of the following conditions shall be satisfied: (A) such surviving entity shall have been incorporated or otherwise formed in a State of the United States with substantially all of its assets and business located and conducted in the United States, (B) such surviving entity shall, immediately after giving effect to such transaction, have an Investment Grade Rating and (C) such surviving entity shall have expressly assumed the obligations of the Borrower under the Loan Documents pursuant to a writing in form and substance satisfactory to the Administrative Agent; and (ii) the Administrative Agent and the Lenders shall have received a certificate signed by a duly authorized officer of the Borrower identifying the Person to be merged with or into, or consolidated with, or acquired by, the Borrower, and certifying as to each of the matters set forth in clauses (a), (b) and (c)(i) of this Section 7.2.
For purposes of clause (c) above, “Investment Grade Rating” means a Senior Debt Rating from at least two Rating Agencies equal to (1) for any transaction where the surviving entity has a Senior Debt Rating, a rating for such surviving entity of BBB- or higher from S&P or Fitch or Baa3 or higher from Moody’s and (2) for any transaction where the surviving entity is an indirect or direct holding company for a public utility that does not have a Senior Debt Rating, a rating for such surviving entity’s primary utility Subsidiary of BBB- or higher from S&P or Fitch or Baa3 or higher from Moody’s.

Exhibit 4

Section 7.3.    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less materially favorable to the Borrower or such Subsidiary, as the case may be, than could be obtained on an arms length basis from unrelated third parties, provided that this Section shall not apply to (i) any transaction that is in compliance with applicable laws and regulations of the Federal Energy Regulatory Commission, the WPS or the MPUC pertaining to affiliate transactions or is authorized by a tariff or rate schedule which has been approved by a Governmental Authority or performed in accordance with its orders, (ii) any transaction that is otherwise permitted under Section 7.2 and (iii) transactions pursuant to any contract in effect on the date hereof, as the same may be amended, extended or replaced from time to time so long as such contract as so amended, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries than under those contracts in effect on the date hereof.
Section 7.4.    Permitted Hedge Agreements. The Borrower shall not enter into any Hedge Agreements other than (a) Permitted Hedge Agreements and (b) transactions in futures, floors, collars and similar Hedge Agreements involving the stock price of a Person involved in a merger transaction permitted by Section 7.2.
Section 7.5.    Financial Covenant. The Borrower will not permit Total Indebtedness to be greater than 65% of Total Capitalization as of the end of any fiscal quarter.
Section 7.6.    Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person. The Borrower shall not, and shall not permit any Subsidiary to, (i) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any prohibition set forth in any Anti-Terrorism Law, (ii) cause or permit any of the funds that are used to repay any obligation under the Loan Documents to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any applicable law, (iii) use any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; (iv) use any of the proceeds from the Loans to finance any operations, investments or activities in, or make any payments to, any Restricted Person or in any manner that would result in the violation of any applicable sanctions.
ARTICLE 8.

EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under any

Exhibit 4

Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.3 (with respect to the Borrower’s existence), 7.2, 7.4 or 7.5;
(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.1 or Section 7.3 and such failure shall continue unremedied for a period of ten days after the Borrower shall have obtained knowledge thereof.
(f)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in paragraph (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof;
(g)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect to any Material Obligations, when and as the same shall become due and payable and after the expiration of any applicable grace period;
(h)    any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that this paragraph (h) shall not apply to (i) Indebtedness that becomes due as a result of a notice of voluntary prepayment or redemption delivered by the Borrower or a Subsidiary, (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (iii) intercompany indebtedness or (iv) the exercise of any contractual right to cause the prepayment of any Material Obligations (other than the exercise of a remedy for an event of default under the applicable contract or agreement);
(i)    except for Immaterial Transactions and transactions expressly permitted by Section 6.3 with respect to Subsidiaries, the Borrower or any Subsidiary shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not pay its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (ix) be the subject of any such proceeding filed against it which remains

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undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or any Subsidiary;
(j)    except to the extent arising solely out of an Immaterial Transaction, an order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Subsidiary bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of Borrower or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary of any substantial part of the property thereof, or (iv) ordering the winding up or liquidation (other than, in the case of a Subsidiary, voluntary liquidation, not under any bankruptcy, insolvency or similar law) of the affairs of the Borrower or any Subsidiary, and any such decree or order continues unstayed and in effect for a period of 45 days;
(k)    one or more judgments or decrees against the Borrower or any of its Subsidiaries or any combination thereof aggregating in excess of $35,000,000, which judgment or decree (i) shall not be fully covered by insurance after taking into account any applicable deductibles and (ii) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of at least 30 consecutive days;
(l)    any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;
(m)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(n)    any authorization or approval or other action by any Governmental Authority required for the execution, delivery or performance of any Loan Document shall be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect;
(o)    a Change in Control shall occur; or
(p)    the Borrower shall fail to own, directly or indirectly, substantially all of the assets of Minnesota Power;
then, and in every such event (other than an event described in paragraph (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan

Exhibit 4

Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in paragraph (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE 9.

THE ADMINISTRATIVE AGENT
Section 9.1.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints U.S. Bank National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 9.6(c), the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2.    Rights as a Lender. The Person serving as the Administrative Agent hereunder has the same rights and powers in its capacity as a Lender as any other Lender and may exercise them as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” unless otherwise expressly indicated or unless the context otherwise requires, includes the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3.    Exculpatory Provisions.
(a)    The Administrative Agent has no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    is not subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    has no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is expressly provided for herein or in the other Loan Documents); provided that the

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Administrative Agent is not required to take any action that, in the opinion of the Administrative Agent or its counsel, could expose the Administrative Agent to liability or is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that could be in violation of the automatic stay under any Debtor Relief Law or that could effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    does not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent is not responsible for and has no duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.4.    Reliance by Administrative Agent. The Administrative Agent may rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.5.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such

Exhibit 4

sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and apply to their respective activities in connection with the syndication of the facilities hereunder as well as activities as Administrative Agent. The Administrative Agent is not responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.6.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, in consultation with the Borrower, appoint a successor. If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as is agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but is not obligated to), on behalf of the Lenders, appoint a successor Administrative Agent; provided that in no event may any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor has been so appointed by the Required Lenders and has accepted such appointment 30 days after the Administrative Agent receives notice of its removal (or such earlier day as is agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Exhibit 4

Section 9.7.    Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.8.    No Other Duties. Anything herein to the contrary notwithstanding, none of the Arranger nor the Co-Documentation Agents has any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.
Section 9.9.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
Section 9.10.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning the Plan Asset Regulations of one or more Benefit Plans with respect to such Lender’s entrance

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into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (i) clause (i) of Section 9.10(a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) of Section 9.10(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE 10.
MISCELLANEOUS
Section 10.1.    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or

Exhibit 4

overnight courier service, mailed by certified or registered mail or sent by facsimile (or e-mail in accordance with Section 10.1(b) below) as follows:
(i)    if to the Borrower, to it at 30 West Superior Street, Duluth, Minnesota, Attention of: Patrick L. Cutshall, Treasurer, Phone: 218-723-3978, Fax: 218-723-3912, Email: pcutshall@allete.com.
(ii)    if to the Administrative Agent, to it at 800 Nicollet Mall, Minneapolis, MN 55402, Attention of: Karen Wallace, Agency Specialist, Phone: 612-303-3637, Email: karen.wallace@usbank.com.
(iii)     if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications or Approved Electronic Platforms to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
For purposes of Section 6.2, the Borrower’s website is www.allete.com.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 10.2.    Waivers; Amendments.

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(a)    No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 3.4(b) and (c) and Section 10.2(c) below, neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (10) increase the Commitment of any Lender without the written consent of such Lender, (10) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby, (10) postpone the date of payment at stated maturity of any Loan, or the date of any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments without the written consent of each Credit Party affected thereby, (10) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.8(b) or 2.8(c), without the written consent of each Credit Party affected thereby, and (10) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend Schedule 2.1 to reflect assignments entered into pursuant to Section 10.4. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section as if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding anything to the contrary herein, (x) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to the extent the Administrative Agent determines is necessary or appropriate to implement the provisions of Section 2.10.
(c)    If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

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(d)    The Commitments and outstanding principal amount of the Loans of a Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to this Section 10.2); provided that this clause (d) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby
Section 10.3.    Expenses; Indemnity; Damage Waiver.
(a)    Cost and Expenses. The Borrower shall pay (10) all reasonable out‑of‑pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable out‑of‑pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party and any consultant or expert witness fees and expenses, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out‑of‑pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (10) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (10) any Loan or the use of the proceeds thereof, (10) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of the Subsidiaries or (10) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a breach in bad faith by such Indemnitee or arising solely from claims between or among one or more Indemnitees.
(c)    Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting the Borrower’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is the sum of such Lender’s unused Commitment plus the outstanding principal balance of such Lender’s Loans and the denominator of which is the sum of the unused Commitments plus the outstanding principal balance of all Lenders Loans (as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any outstanding Loans at such time, as of the last time at which any Lender had any outstanding Loans), provided that the

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unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent, in its capacity as such.
(d)    Waiver of Consequential Damages, etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.
(e)    Payments. All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.
Section 10.4.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (10) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (10) by way of participation in accordance with the provisions of paragraph (d) of this Section or (10) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may (and if demanded by Borrower pursuant to Section 3.8 shall to the extent required thereby) at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    In any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “trade date” is specified in the Assignment and Assumption, as of the trade date) shall not be less than $5,000,000 unless each of the

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Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. For each such assignment:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to an Eligible Assignee that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register.

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(i)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(ii)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(b)  or 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph
(d)    Participations. Any Lender may at any time, without the consent of, but with notice to, the Borrower and the Administrative Agent (provided that any failure to give such notice shall not impair the effectiveness of such participation except as expressly provided in paragraph (e) of this Section), sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding the foregoing, in no event may a participation be granted to any entity which is not a commercial bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business without the express prior written consent of the Borrower.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any

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amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following matters described in clauses (ii) and (iii) of the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section but (x) shall not be entitled to recover greater amounts under any such Section than the selling Lender would be entitled to recover and (y) shall be subject to replacement by the Borrower under Section 3.8 to the same extent as if it were a Lender; provided that such replacement Participant shall be a commercial bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.8(c) as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(f) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Defaulting Lenders. Notwithstanding any provision in this Section 10.4 to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Section 2.9 shall apply for so long as such Lender is a Defaulting Lender.

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Section 10.5.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7, 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 10.6.    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facility established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective as of the date set forth in the preamble to this Agreement when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
Section 10.7.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions

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the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.8.    Right of Set‑off. If an Event of Default shall have occurred and be continuing, and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default under paragraph (a) of Article 8, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set‑off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by it, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set‑off) that it may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set off and application.
Section 10.9.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest thereon under applicable law, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding an interest in such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 10.13.    Advertisement. The Borrower hereby authorizes U.S. Bank National Association or any Affiliate thereof to publish the name of the Borrower and the amount of the financing evidenced hereby in any “tombstone” or comparable advertisement that U.S. Bank National Association or such Affiliate elects to publish at its own expense. In addition, the Borrower agrees that U.S. Bank National Association or any Affiliates thereof may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the date hereof.
Section 10.14.    USA PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that such Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
Section 10.15.    Treatment of Certain Information. Each Credit Party agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential

Exhibit 4

information of the same nature, all confidential, proprietary or non‑public information supplied by the Borrower or any Affiliate pursuant to this Agreement relating to the Borrower, such Subsidiary or their respective businesses, including, without limitation, any financial statement, financial projections or forecasts, budget, Compliance Certificate, audit report, management letter or accountants’ certification delivered hereunder (“Information”), provided that nothing herein shall limit the disclosure of any Information (a) to any of its respective Related Parties that needs to know such Information, (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (c) on a confidential basis, to any bona fide or potential assignee or participant in connection with the contemplated assignment or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided such assignees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.15 or other provisions at least as restrictive as this Section 10.15), (d) to auditors, accountants, consultants and advisors, and any analogous counterpart thereof, (e) to any other Credit Party, (f) in connection with any litigation to which any one or more of the Credit Parties is a party, (g) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to any of the Credit Parties on a non‑confidential basis from a source other than the Borrower or any of its Affiliates or (C) was available to the Credit Parties on a non‑confidential basis prior to its disclosure to any of them by the Borrower or any of its Affiliates; and (h) to the extent the Borrower shall have consented to such disclosure in writing.
Section 10.16.    No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital

Exhibit 4

or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
Section 10.17.    CoBank Equity and Security.
(a)    So long as CoBank (or its Affiliate) is a Lender hereunder, the Borrower will (i) maintain its status as an entity eligible to borrow from CoBank and (ii) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan, except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank (or its affiliate) may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (x) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (y) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Borrower’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (or its Affiliate) (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.
(b)    Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its (or its Affiliate’s) Commitments or outstanding Loans hereunder on a non-patronage basis.
(c)    Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s (or its Affiliate’s) sole and exclusive benefit. The CoBank Equities shall not constitute security for the obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s (or its Affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the obligations hereunder, except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank or its Affiliate under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Default or any other default by the Borrower, or at any other time, either for application to the Loans or other obligations under this Agreement or otherwise.
Section 10.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement

Exhibit 4

or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 10.19.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect

Exhibit 4

to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Signature pages follow]

Exhibit 4

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALLETE, INC., as Borrower
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:
Name:
Title:

736653273 11074672    S-1    ALLETE TERM LOAN AGREEMENT

Exhibit 4

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

736653273 11074672    S-2    ALLETE TERM LOAN AGREEMENT

Exhibit 4

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

COBANK, ACB, as a Lender

By:
Name:
Title:

736653273 11074672    S-3    ALLETE TERM LOAN AGREEMENT

Exhibit 4

SCHEDULE 2.1

LIST OF COMMITMENTS

Lender	Effective Date Commitment	Delayed Draw Commitment
U.S Bank, National Association	$50,000,000	$0.00
CoBank, ACB	$25,000,000	$0.00
JPMorgan Chase Bank, N.A.	$0.00	$20,000,000
Bank of America, N.A.	$20,000,000	$0.00
Total	$95,000,000	$20,000,000

736653273 11074672    SCHEDULE 2.1    ALLETE TERM LOAN AGREEMENT

Exhibit 4

SCHEDULE 4.5/4.6

DISCLOSED MATTERS
None

736653273 11074672    SCHEDULE 4.5/4.6    ALLETE TERM LOAN AGREEMENT

Exhibit 4

SCHEDULE 4.10
LIST OF SUBSIDIARIES    1
ALLETE Automotive Services, LLC
ALLETE Enterprises, Inc.
ALLETE Clean Energy, Inc.
ACE O&M, LLC
ACE Solar LLC
ACE Wind LLC
ACE Mid-West Holdings, LLC
MWW Holdings, LLC
Lake Benton Power Associates LLC
Lake Benton Holdings LLC
Lake Benton Power Partners L.L.C.
Storm Lake Power Partners I LLC
Storm Lake II Power Associates LLC
Storm Lake II Holdings LLC
Storm Lake Power Partners II LLC
Northern Wind Energy, LLC
Chanarambie Power Partners, LLC
Viking Wind Holdings, LLC
Viking Wind Partners, LLC
Buffalo Ridge Wind Farm, LLC
Moulton Heights Wind Power Project, LLC
Muncie Power Partners, LLC
North Ridge Wind Farm, LLC
Vandy South Project, LLC
Viking Wind Farm, LLC
Vindy Power Partners, LLC
Wilson-West Wind Farm, LLC
MINNIGAN HOLDCO, LLC
ACE Gopher Holdings, LLC
ACE Lincoln Heights Holdings, LLC
Windy Dog - I, LLC
Wally’s Wind Farm, LLC
Roadrunner - I, LLC
Salty Dog - I, LLC
Salty Dog - II, LLC
Breezy Bucks - I, LLC
Breezy Bucks - II, LLC
DAJAW Transmission, LLC 2
Cisco Holdings, LLC
Christoffer Wind Energy I LLC
Christoffer Wind Energy II LLC
Christoffer Wind Energy III LLC
Christoffer Wind Energy IV LLC
Cisco Wind Energy, LLC 3
ACE West Holdings, LLC
    Condon Wind Power, LLC
___________________________
1 Unless otherwise specified, the Equity Interests in each Subsidiary are owned 100% by the Subsidiary identified above it, with first-tier Subsidiaries’ Equity Interests owned 100% by ALLETE, Inc.
2 The limited liability companies in the tier above DAJAW, LLC each own 14.3% of DAJAW, LLC.
3 The limited liability companies in the tier above Cisco Wind Energy, LLC each own 25% of Cisco Wind Energy, LLC.

736653273 11074672    SCHEDULE 4.10    ALLETE TERM LOAN AGREEMENT

Exhibit 4

ACE GAWW Class B LLC
Great American West Wind, LLC
South Peak Wind, LLC
Glen Ullin Energy Center, LLC
Armenia Holdings, LLC
AMW I Holding, LLC
Armenia Mountain Wind, LLC
Armenia Mountain Wind II, LLC
ACE South Holdings, LLC
Caddo Wind, LLC
Caddo Renewables, LLC
Caddo Transmission, LLC
Thunder Spirit Wind, LLC
Red Lake Solar, LLC
ALLETE Enterprises QOF, LLC 4
Diamond Spring QOZB, LLC
ACE DS Class B LLC
Diamond Spring, LLC
Diamond Spring Renewables, LLC
ALLETE Power Systems, Inc.
ALLETE Renewable Resources, Inc.
ASW Partners, LLC
ALLETE South Wind, LLC
ALLETE Transmission Holdings, Inc.
BNI Energy, Inc.
BNI Coal, Ltd.
MP Affiliate Resources, Inc.
Rainy River Energy Corporation
South Shore Energy, LLC
Upper Minnesota Properties, Inc.
Upper Minnesota Properties - Development, Inc.
ALLETE Properties, LLC
ALLETE Commercial, LLC
Lehigh Acquisition, LLC
Florida Landmark Communities, LLC
Lehigh Corporation
Mardem, LLC
Palm Coast Holdings, Inc.
Port Orange Holdings, LLC
Interlachen Lakes Estates, LLC
Palm Coast Land, LLC
ALLETE Water Services, Inc.
Florida Water Services Corporation
Energy Replacement Property, LLC
Energy Land, Incorporated
MP Investments, Inc.
RendField Land Company, Inc.
Superior Water, Light and Power Company
____________________________
4 Jointly owned with ALLETE Clean Energy, Inc.

736653273 11074672    SCHEDULE 4.10    ALLETE TERM LOAN AGREEMENT

Exhibit 4

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between [the] [each] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] Select as appropriate. hereunder are several and not joint.] Include bracketed language if there are either multiple Assignors or multiple Assignees. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, modified or otherwise supplemented from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Loan Agreement (including without limitation any letters of credit included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) other than claims for indemnification or reimbursement with respect to any period prior to the Effective Date (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate of Assignor]

3.	Borrower: ALLETE, Inc.

4.	Administrative Agent: U.S. Bank National Association

5.	Loan Agreement: Term Loan Agreement dated as of April 8, 2020 among the Borrower, the Lenders party thereto and the Administrative Agent.

6.	Assigned Interest:

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

Assignor[s] List each Assignor, as appropriate.	Assignee[s] List each Assignee, as appropriate.	Loan Assigned	Aggregate Amount of Commitment/ Loans for all Lenders Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.	Amount of Commitment/ Loans Assigned Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.	Percentage Assigned of Commitment/Loans[8]
			$[________]	$[_______]	[____]%

7.	Trade Date: ______________ 20__. Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
Effective Date: ____________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

[Consented to and] To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement. Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Title:

[Consented to:] To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.
[NAME OF RELEVANT PARTY]
By:
Title:
ANNEX 1

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT B
FORM OF CREDIT REQUEST
[Date]
U.S. Bank National Association, as Administrative Agent
[Address]
Attention:
Ladies/Gentlemen:
Please refer to the Term Loan Agreement dated as of April 8, 2020, among ALLETE, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein that are defined in the Loan Agreement shall have the meanings therein defined.
1.    Pursuant to Section 2.3(a) of the Loan Agreement, the Borrower hereby gives notice of its intention to borrow [Effective Date Term Loans][Delayed Draw Term Loans][Incremental Term Loans] in an aggregate principal amount of $ ________on ______ __, 20__ (the “Borrowing Date”), which Borrowing(s) shall consist of the following Types:

Type of Borrowing (ABR or Eurodollar)	Amount	Interest Period for Eurodollar Borrowings

2.    The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby, there exists and shall exist no Default and each of the representations and warranties contained in each Loan Document (other than the representations and warranties in Sections 4.4(b), 4.5 and 4.6 of the Loan Agreement) is and shall be true and correct except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.
3.    The location and number of the Borrower’s account to which funds are to be disbursed is as follows: [Insert Wire Instructions]

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

IN WITNESS WHEREOF, the Borrower has caused this Credit Request to be executed by its authorized signatory as of the date and year first written above.

ALLETE, INC.
By:
Name:
Title:

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT C
FORM OF NOTE

____________, 2020
FOR VALUE RECEIVED, the undersigned, ALLETE, Inc., a Minnesota corporation (the “Borrower”), hereby promises to pay to the order of [INSERT LENDER NAME] (the “Lender”) the unpaid principal amount of the Loans made by the Lender to the Borrower, in the amounts and at the times set forth in the Term Loan Agreement dated as of April 8, 2020, among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Loan Agreement, in each case at the office of the Administrative Agent located at 800 Nicollet Mall, Minneapolis, MN 55402, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Loan Agreement are used herein with the same meanings.
The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Loan Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Loan Agreement and is entitled to the benefits and security set forth in the Loan Documents.
The Lender is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (i) the date of each Loan made by the Lender to the Borrower, (ii) the Type and amount thereof, (iii) the interest rate (without regard to the Applicable Margin) and Interest Period applicable to each Eurodollar Loan and (iv) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Loan. The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Loan Agreement.
Except as specifically otherwise provided in the Loan Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.
Whenever in this Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Loan Agreement.

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Loan Agreement.
The Borrower, and by accepting the Note, the Lender, hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the Borrower and the Lender hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Borrower or the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the other party, or any of its property, in the courts of any jurisdiction.
The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Borrower or the Lender to serve process in any other manner permitted by law.
THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATING TO THIS NOTE. THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
ALLETE, INC.
By:    ______________________________
Name:    ______________________________
Title:     ______________________________

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

SCHEDULE TO NOTE

Date	Type of Loan	Amount of Loan	Amount of principal converted, paid or prepaid	Interest Rate on Eurodollar Loans	Interest Period for Eurodollar Loans	Notation Made By

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
I, ______________, do hereby certify that I am the ______________ of ALLETE, Inc. (the “Borrower”), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower’s behalf pursuant to Section 6.1(c) of the Term Loan Agreement dated as of April 8, 2020 among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in the Loan Agreement.
I hereby certify that:
1.    To the best of my knowledge, all financial statements delivered herewith have been prepared in accordance with GAAP. There have been no changes in GAAP pertinent to the Borrower or in the application thereof to Borrower and that affects the computation of any financial covenant set forth in Section 7.5 of the Loan Agreement, since the date of the audited financial statements referred to in Section 4.4(a) of the Loan Agreement, [, except as follows: Specify each such change and the effect thereof on the financial statements accompanying this Compliance Certificate as set forth in Section 1.4 of the Loan Agreement.]
2.    There existed no Default on the last day of the fiscal quarter ended _________, 20__, and there exists no Default as of the date hereof [, except as follows Specify all such violations, conditions and events, the nature and status thereof and any action taken or proposed to be taken with respect thereto.]
3.    Attached are true and correct calculations demonstrating compliance with Section 7.5 of the Loan Agreement as of the fiscal quarter ended _________, 20__.
IN WITNESS WHEREOF, I have executed this Compliance Certificate on this ___ day of ________________, 20__.

Section 7.5

Ratio of Total Indebtedness to Total Capitalization Each of the computations is based on the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

Item 1.	Sum of all Indebtedness	$
Item 2.	Unamortized premium and discount (as such term is used in the Borrower Financial Statements)	$
Item 3.	Total Indebtedness (Item 1 minus Item 2)	$
Item 4.	Preferred Equity Interests	$
Item 5.	Common Equity Interests and any premium on Equity Interests thereon (as such term is used in the Borrower Financial Statements) excluding accumulated other comprehensive income or loss	$
Item 6.	Retained earnings	$
Item 7.	Sum of Items 3, 4, 5 and 6	$
Item 8.	Stock of the Borrower acquired by the Borrower and stock of a Subsidiary acquired by such Subsidiary	$
Item 9.	Total Capitalization (Item 7 minus Item 8)	$
Item 10.	Ratio of Total Indebtedness to Total Capitalization (Item 3 divided by Item 9)	_.__: 1.00
	Maximum permitted ratio	0.65:1.00

EXHIBIT D-1

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT E-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 8, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALLETE, Inc., each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.
Pursuant to the provisions of Section 3.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-2

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT E-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 8, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALLETE, Inc., each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.
Pursuant to the provisions of Section 3.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-3

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT E-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 8, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALLETE, Inc., each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.
Pursuant to the provisions of Section 3.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

736714620 11074672                                        ALLETE Term Loan Agreement

Exhibit 4

EXHIBIT E-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 8, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALLETE, Inc., each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.
Pursuant to the provisions of Section 3.7 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

736714620 11074672                                        ALLETE Term Loan Agreement